UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2008

Tapestry Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of	(Commission	IRS Employer
incorporation)	File Number)	Identification No.)

2825 Wilderness Place
Boulder, Colorado 80301
(Address of principal executive offices and zip code)

(303) 569-6451
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2008, Tapestry Pharmaceuticals, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement”) with 2945 Wilderness Place, Ltd. (“Lessor”) in order to resolve claims relating to a lease agreement between the Company, as tenant, and Lessor. The Settlement provides for a mutual release of all claims relating to the termination of the Company’s lease of office space from Lessor other than claims relating to any liens on the leased premises exceeding an aggregate of $67,577.39. In exchange for Lessor’s releasing all claims relating to the lease, the Company has conveyed to Lessor certain real property known as Clover Basis Farm, Filing 3, Lot 2, Longmont, Colorado (the “Real Property”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 30, 2008, the Company conveyed to Lessor the Real Property pursuant to the Settlement. The Real Property was purchased by the Company in September, 2001, for the purpose of constructing a pharmaceutical manufacturing facility. The original purchase price was approximately $719,000, including improvements, and was subsequently impaired to a carrying value of approximately $604,000 in 2005. The stipulated value of the Real Property in the Settlement Agreement was $200,000. The amount claimed by the Lessor was approximately $630,000 (net of offsetting credits).

As previously disclosed in the Company’s current reports on Form 8-K filed on February 12, 2008, and April 8, 2008, the Company has significantly curtailed its operations. The Company has been working diligently to convert assets to cash to be used in settlement of amounts owed to creditors. As part of this process, the Company has sold most of its assets that can be sold readily and expects to continue to liquidate its remaining assets (other than its rights with respect to TPI 287) when practicable to do so. The Company’s remaining assets consist primarily of its rights with respect to TPI 287, which as previously reported in the April 8, 2008 Form 8-K have been licensed to a third party for development in North America and Japan, and specify.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The information contained in Items 1.01 and 2.01, above, is incorporated herein by reference. In connection with settling Lessor’s claims by way of the Settlement through conveying the Real Property to Lessor, the Company incurred one-time transaction costs of approximately $2,400. The Company expects to record impairment charges as of January 2, 2008, totaling approximately $404,000 associated with the difference of the carrying value of the Real Property and the value stipulated in connection with the Settlement. The Company does not currently anticipate that the impairment charges will result in future cash expenditures.

Item 2.06 Material Impairments.

The information contained in items 1.01, 2.01 and 2.05 are incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2008

TAPESTRY PHARMACEUTICALS, INC.

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Chief Executive Officer